Exhibit 1.1

KORTH DIRECT MORTGAGE LLC

UNDERWRITING AGREEMENT

FOR MULTIPLE SERIES OF MORTGAGE SECURED NOTES
EACH SERIES TO BE ISSUED UNDER SEPARATE REGISTRATION STATEMENTS

October 4, 2017
J.W. Korth & Company Limited Partnership
2937 SW 27th Avenue
Miami, Florida 33133

Dear Sirs:

The undersigned, Korth Direct Mortgage LLC, Florida Limited Liability Corporation (the "Company"), hereby engages J. W. Korth & Company. (the "Placement Agent"), as the sole and exclusive selling agent of the Company in connection with the proposed offering of its Mortgage Secured Notes (the “Notes”) to the public (the "Offering") as follows:

1.	Introductory

The Company engages the Placement Agent as the sole and exclusive selling agent of the Company for the purpose of finding purchasers on a best efforts basis for its Notes in amounts and at prices as disclosed on each separate Registration Statement regarding each series of the Notes. The Notes will be more fully described in the Prospectuses referred to below. The Placement Agent will commence selling the Notes on the date of each Registration Statement (as described in Section 2(a) below) becomes effective ("Effective Date") with the Securities and Exchange Commission (the "Commission")  until the earlier of sale of the all the securities under a given Registration Statement or the termination of an Offering pursuant to Section 12 of this Agreement.

2.	Representations and Warranties of the Company

The Company represents and warrants to, and agrees with, the Placement Agent that:

(a) The Company for each offering of Notes will file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), a registration statement, and may have filed one or more amendments thereto, on Form S-1, including in such registration statement and each such amendment and prospectus (a "Prospectus") for the registration of each series of Notes. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended, on file with the Commission at the time such registration statement becomes effective (including the prospectus, financial statements, exhibits, and all other documents filed as a part thereof). Multiple Registration Statements addressed by this agreement may be effective at the same time.

(b) When a Registration Statement becomes effective, and at all times subsequent thereto, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Placement Agent or any dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the regulations promulgated thereunder (the Regulations), will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; and the Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this Section 2(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 12(c) with respect to the Placement Agent by the Placement Agent expressly for inclusion in any Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto.

(c) Any contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

(d) The Company has no subsidiaries (as defined in the Regulations). The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of Florida, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in the manner described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary or advisable, except where the failure to be so qualified does not have a material adverse effect on any of the operations, business, properties or assets of the Company.

(e) The financial statements of the Company included in the Registration Statement and the Prospectus fairly present the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any interim period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company. The accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus, were independent certified public accountants within the meaning of the Act and the Regulations. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

(f) At the time of filing of each Registration Statement for the Notes, there will be no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor) with respect to the Company, or any of its operations, businesses, properties, assets, liabilities or future prospects, except as may be properly described in the related Prospectus or such as individually or in the aggregate do not now have and cannot be expected in the future to have a material adverse effect upon the operations, business, properties or assets of the Company. The Company will not be violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, assets, liabilities or future prospects, of the Company; nor must the Company take any action in order to avoid any such violation or default.

(g) At the time of filing of each Registration Statement for the Notes, the Company will have good title to all properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, claims, security interests, pledges, charges, encumbrances and mortgages (except as may be properly described in the related Prospectus).

(h) At the time of filing of each Registration Statement for the Notes, the Company is will not, nor, to the best knowledge of the Company, will any  other party, in violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to each party thereto in accordance with its terms.

(i) At the time of filing of each Registration Statement for a series of the Notes, the Company will have no actual knowledge that any party to any such contract, agreement, instrument, lease, license, arrangement or understanding which is material to the Company has any intention of canceling, not renewing or not performing with respect thereto except as described in the prospectus for that series of Notes.

(j) At the time of filing of each Registration Statement for the Notes, the Company will enjoy peaceful and undisturbed possession under all leases and licenses under which it is operating.

(k) At the time of filing of each Registration Statement for the Notes, the Company will not be a party to or bound by any contract, agreement, instrument, lease, license, arrangement or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company.

(l) At the time of filing of each Registration Statement for the Notes, the Company is not in violation or breach of, or in default with respect to, any term of its members agreement.

(m) At the time of filing of each Registration Statement for the Notes, all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company owns or has pending, or under which it is licensed, are in good standing and, to the Company's knowledge, uncontested.

(n) At the time of filing of each Registration Statement for the Notes, neither the Company, nor any officer, agent, employee, or other person associated with or acting on behalf of the Company will have, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

(o) At the time of filing of each Registration Statement for the Notes, The Company will have all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement upon its execution. All necessary corporate proceedings of the Company will have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Company. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement (except filings under the Act which have been or will be made before the Effective Date and such consents consisting only of consents under "blue sky" or state securities laws). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of any of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject.

(p) The Notes will be validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders.

(q) The Notes will conform to all statements relating thereto contained in the Registration Statement or the Prospectus to which they pertain.

(r) Subsequent to the respective dates as of which information is given in the Registration Statements and the Prospectuses, and except as may otherwise be properly described in the Prospectuses, the Company will not (i) issue any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) enter into any transaction not in the ordinary course of business.

(s) Except as may be set forth in the Prospectuses, the Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

(t) Except as contemplated herein or therein or as may have been waived, no person or entity has any right of first refusal, preemptive right, right to any compensation, or other similar right or option, in connection with the offering or this Agreement, or any of the transactions contemplated hereby or thereby.

(u) The operations of the Company  are conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v) (i) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

3.	Offering

The Placement Agent is to make a best efforts public offering of the Notes as soon, on or after the Effective Date of each Registration Statement, as the Placement Agent deems it advisable so to do. The Notes are to be initially offered to the public at the initial public offering price as provided for in the Prospectus for that series of Notes (such price being herein called the "public offering price"). The offering will continue until the earliest of (a) three months after the effective date of each registration statement (b) all of the Notes of a series have been sold or (c) such date as the Company and the Placement Agent shall agree.

4.	Covenants of the Company

The Company covenants that it will:

(a) Use its best efforts to cause each Registration Statement to become effective as promptly as possible.

(b) Notify the Placement Agent immediately by telephone, and confirm such notice in writing, (i) when each Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statements, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (iii) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

(c) Endeavor in good faith, in cooperation with the Placement Agent, at or prior to the time the Registration Statement becomes effective, to qualify the Notes for offering and sale under the "blue sky" or securities laws of such jurisdictions as the Placement Agent may designate. In each jurisdiction where such qualification shall be effected, the Company will, unless the Placement Agent agrees in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction and will keep all filings current.

(d) Use its best efforts to keep the Prospectuses and the Registration Statements current and effective by filing post-effective amendments, as necessary, during the Offering Period for each series of Notes.

(e) Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable, but not later than sixteen (16) months after the Effective Date, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least twelve months beginning after the Effective Date.

(f) For a period of three years after the Effective Date, furnish the Placement Agent, without charge, the following:
(1) Within ninety (90) days after the end of each fiscal year, financial statements certified by the independent certified public accountants for the Company, including a balance sheet, statement of income, and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, consistently applied, as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis;

(2) As soon as practicable after they have been sent to stockholders of the Company or filed with the Commission, copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission;

(3) Furnish to the Placement Agent as early as practicable prior to the Effective Date for each series of Notes, but no less than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company and its consolidated subsidiaries which have been read by the Company's independent certified public accountants.

(g) File no amendment or supplement to the Registration Statements or Prospectuses at any time, whether before or after the Effective Date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless the Placement Agent shall previously have been advised of such filing and furnished with a copy thereof, and the Placement Agent and counsel for the Placement Agent shall have approved such filing in writing.

(h) Comply with all provisions of all undertakings contained in the Registration Statements.

5.	Covenants of the Placement Agent

The Placement Agent covenants and agrees:

(a) To use its best efforts to preserve the confidentiality of any proprietary or not publicly available information or data provided to the Placement Agent by the Company.

(b) To fully disclose to those parties that the Placement Agent contacts on the Company's behalf the capacity in which the Placement Agent is contacting them and the Placement Agent's relationship with the Company and to perform all its responsibilities.

(c) Subject to the limitations set forth above and in compliance with applicable federal and state securities laws, rules and regulations as well as in accordance with applicable rules and regulations of the Financial Regulatory Authority, the Placement Agent shall indemnify and hold harmless the Company and its affiliates from and against claims relating to any material breach by the Placement Agent of the foregoing covenants or any other agreements of the Placement Agent contained in this Agreement or resulting from the Placement Agent's gross negligence or willful misconduct, provided that the Company promptly notifies the Placement Agent of any such claim and offers the Placement Agent the opportunity to defend against or settle such claim with counsel of the Placement Agent's choice.

(d) That it has been informed of the jurisdictions in which the Company has been advised by counsel acceptable to the Placement Agent that the Notes have been qualified or registered for sale or are exempt under the respective securities or "Blue Sky" laws of such jurisdictions; but the Company has not assumed, nor will they assume, any obligation or responsibility concerning the Placement Agent's right to act as broker with respect to the Notes in any such jurisdiction. No offer to sell, solicitation of an offer to buy, or sale of Notes in a state or other jurisdiction shall be made by the Placement Agent until the Company has notified the Placement Agent that the Notes have been so registered or qualified or are exempt from registration or qualification with the securities authority in such state or other jurisdiction.

(e) That it is a broker-dealer properly registered or licensed under applicable federal and securities laws and regulations and under the securities laws and regulations of the states in which the Notes will be offered or sold by it and it shall maintain such registration and/or license in full force and effect at all times hereunder.

(f) That it will comply with the applicable requirements of the Act (including the delivery of a Prospectus to each prospective subscriber as required by the Act) and the Securities Exchange Act of 1934 (the "1934 Act").

(g) That neither it nor any person acting for it will give any information or make any representations relating to the Company or the Offering, other than those contained in the Prospectuses and it is not authorized to act as agent for the Company for any purpose other than as expressly set forth herein.

6.	Representations and Warrants of the Placement Agent

The Placement Agent represents and warrants:

(a) It has the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

(b) It is a limited partnership duly organized and validly existing under the laws of the state of Michigan; is duly authorized to execute this Agreement and to perform duties hereunder, and execution and delivery of this Agreement and consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or its properties are bound, or any judgement, decree, order or, to knowledge, any statue, rule or regulation applicable to Placement Agent.

(c) The information contained in the Prospectuses relating to you is complete and correct and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(d) It is a member of the Financial Regulatory Authority, and is registered as a broker-dealer under the 1934 Act and under the securities laws of the states in which the Notes will be offered or sold by you. It is not subject to any order or regulation which in any way relates to any violation of law and it is not committed any act or is subject to any state of fact described in the "bad boy" provisions of any state "blue sky law."

(e) It shall make no representations concerning the Offering, except as set forth in the Prospectuses.

7.	Compensation and Payment of Expenses

(a) As compensation for the Placement Agent's services, the Company (in accordance with the terms of the Prospectus) shall pay and/or deliver to the Placement Agent (i) commission in the amount to be shown in each prospectus for each series Notes placed by the Placement Agent pursuant to this Agreement.

(b) The Company hereby agrees to pay all expenses (other than fees of counsel for the Placement Agent) in connection with (1) the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus and the printing, filing, distribution, and mailing of this Agreement, any Selected Dealers Agreement, any Blue Sky Surveys, and if appropriate, any Power of Attorney, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Placement Agent in quantities as hereinabove stated, (2) the issuance, sale, transfer, and delivery of the Notes, including any transfer or other taxes payable thereon, (3) the qualification of the Notes under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the fees of counsel for the Placement Agent and the disbursements in connection therewith, (4) the filing fees payable to the Commission, the NASD, and the jurisdictions in which such qualification is sought, (5) the reasonable fees and disbursements of the Placement Agent relating to all filings with the NASD, (6) the quotation of the Common Stock on the OTC Bulletin Board (7) the fees and expenses of the Company's transfer agent and registrar, if any, and (h) the fees and expenses of the Company's legal counsel and accountants.

     8.          Closing Procedures

From time to time, after the Effective Date of each Registration Statement covered by this agreement, and until the end of each Offering Period, there shall be a closing with respect to the Notes in accordance with the terms and procedures set forth in each Registration Statement and Prospectus covered by this agreement.

     9.          Conditions of Placement Agent's Obligations

The obligations of the Placement Agent to cause the placement of the Notes, as provided herein, shall be subject, in its reasonable discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent, as of the date hereof and as of each Closing Date to the performance by the Company of its obligations hereunder, and to the following conditions:

(a) At the time of each closing for a series of Notes the Chief Executive Officer or the Chief Financial Officer of the Company (in the form shown as Exhibit A)  shall certify to the Placement that in the best of their knowledge:

               (i) the Company is a limited liability company, duly organized and validly existing, and in good standing under the laws of Florida with full power and authority, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the related Prospectus;

          (ii) except as described in the Registration Statement, the Notes are validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and to the knowledge of such counsel will not be issued in violation of any preemptive rights;

          (iii) the Company is not currently offering any securities for sale except as described in the Registration Statements then current;

          (iv) there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or to the knowledge of such counsel, threatened with respect to the Company, or its operations, business, properties, or assets except as may be properly described in the Prospectus or as individually or in the aggregate do not now have and cannot reasonably be expected in the future to have a material adverse effect upon the operations, business, properties, or assets of the Company.

(v) the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and cannot reasonably be expected in the future to have a material adverse effect upon the operations, business, properties, or assets of the Company, nor, to the knowledge of such counsel, must the Company take any action in order to avoid any such violation or default;

(vi) neither the Company, nor any other party is now in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel which is material to the Company;

 (vii) the Company is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or bylaws;

(viii)  the descriptions of any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus are correct in all material respects.  any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement or has been incorporated as an exhibit by reference into the Registration Statement;

          (ix) no person or entity has the right to require registration of the securities of the Company because of the filing or effectiveness of the Registration Statement;

          (x) the Registration Statement has become effective under the Act. And no Stop Order has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement has become effective under the Act.

          (xi) the Registration Statement and the Prospectus, and any amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Regulations; and

           (xii) since each Closing Date, no event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.

(b) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Notes shall be satisfactory in form and substance to the Placement Agent  and the Placement Agent shall have received from such counsel for the Placement Agent a favorable opinion, dated as of each Closing Date with respect to such of the matters set forth under Section 9(b), and with respect to such other related matters, as the Placement Agent may reasonably request.

(c) FINRA, upon review of the terms of the public offering of the Notes, shall not have objected to the Placement Agent's participation in such offering.

(d) Prior to or on each Closing Date, the Company shall have provided to the Placement Agent copies of the agreements referred to in Section 2(O) and such additional certificates or documents that the Placement Agent reasonably requests as to the accuracy, as to the representation and warranties of the Company and as to the performance of the Company or its obligations hereby

(e) Any certificate or other document signed by any officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by such officer individually and by the Company hereunder to the Placement Agent as to the statements made therein. If any condition to the Placement Agent's obligations hereunder to be fulfilled prior to or at any Closing Date is not so fulfilled, the Placement Agent may terminate this Agreement or, if the Placement Agent so elects, in writing, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

10.	Indemnification and Contribution

(a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or (B) in any application or other document or communication (in this Section 10 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any of the Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 10(b) with respect to the Placement Agent by or on behalf of the Placement Agent through the Placement Agent expressly for inclusion in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

(b) If any action is brought against the Placement Agent or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of any Placement Agent (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 10(b), except to the extent it may have been prejudiced in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Notes, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any application.

(c) The Placement Agent agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent in Section 10(a), but only with respect to statements or omissions, if any, made in the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company as stated in this Section 10(c) with respect to the Placement Agent by or on behalf of the Placement Agent through the Placement Agent expressly for inclusion in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of the Placement Agent to provide indemnity under the provisions of this Section 10(c) shall be limited to the amount which represents the discounts received by the Placement Agent hereunder. If any action shall be brought against the Company or any other person so indemnified based on the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Placement Agent pursuant to this Section 10(c), the Placement Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10(a).

(d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 10(a), 10(b) or 10(c) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Act, the 1934 Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company), as one entity, and the Placement Agent (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, [so that the Placement Agent is responsible for the proportion thereof equal to the percentage which the underwriting discount per Unit set forth on the cover page of the Prospectus represents of the initial public offering price per share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion]; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent, in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties, relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Placement Agent and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10(d). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act and each officer, director, partner, employee, agent, and counsel of the Placement Agent shall have the same rights to contribution as such Placement Agent and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the company, subject in each case to the provisions of this Section 10(d). Anything in this Section 12(d ) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 10(d) is intended to supersede any right to contribution under the Act, the 1934 Act, or otherwise.

11.	Representations and Agreements to Survive Delivery

All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Effective Date, and such representations, warranties, covenants, and agreements of the Placement Agent and the Company, including the indemnity and contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 10(c), and shall survive termination of this Agreement. In addition, the provisions of Sections 7, 10, and 12 shall survive termination of this Agreement, whether such termination occurs before or after the Effective Date.

12.	Effectiveness of This Agreement and Termination Thereof

(a) This Agreement shall become effective at 9:30 A.M., New York City Time, on the first full business day following the Effective Date of the first Registration Statement for the Notes. The Placement Agent or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 12, by giving the notice indicated in Section 12(c) before the time this Agreement becomes effective.

(b) In addition to the right to terminate this Agreement pursuant to this Section 12, the Placement Agent shall have the right to terminate this Agreement at any time prior to any Closing Date by giving notice to the Company if any domestic or international event, act, or occurrence has materially disrupted, or in the Placement Agent's reasonable opinion will in the immediate future materially disrupt, the securities markets; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, NASDAQ, the American Stock Exchange, the Boston Stock Exchange, or the Philadelphia Stock Exchange, or in the over-the-counter market; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Notes, as the case may be; or if there shall have been such change in the market for securities in general or in political, financial, or economic conditions as in your judgment makes it inadvisable to proceed with the offering, sale, and delivery of the Notes, as the case may be, on the terms contemplated by the Prospectus.

(c) If the Placement Agent elects to prevent this Agreement from becoming effective, as provided in this Section 12, or to terminate this Agreement pursuant to this Section 12, the Placement Agent shall notify the Company promptly by telephone, telex, facsimile or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, as provided in this Section 12, the Company shall notify the Placement Agent promptly by telephone, telex, facsimile, or telegram, or email.

(d) Anything in this Agreement notwithstanding other than Section 12(e), if this Agreement shall not become effective by reason of an election pursuant to this Section 12 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Placement Agent, in addition to the obligations the Company assumed pursuant to Section 4, will be to reimburse the Placement Agent for such out-of-pocket expenses (including the fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Notes, and the Company agrees to pay promptly upon demand the full amount thereof to the Placement Agent for the account of the Placement Agent less amounts previously paid to the Placement Agent in reimbursement of such expenses.

(e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 7, 10 and 12 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

13.	Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered by email to (i) if to the Company,jwkorth@jwkorth.com and hkorth@jwkorth.com. (ii) if to the Placement Agent, jwkorth@jwkorth.com or hkorth@jwkorth.com(iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 13 shall be deemed given at the time of receipt thereof.

14.	Binding Agreement

This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent and the Company and the persons and entities referred to in Section 13 who are entitled to indemnification or contribution, and their respective successors, legal Placement Agent, and assigns (which shall not include any buyer, as such, of the Notes), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

15.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to conflict of law principles.

16.	Consent to Jurisdiction

The Company irrevocably consents to the jurisdiction of the courts of the State of Florida and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service or any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 13. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint or other process.

17.	Captions

Paragraph captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, or extend or describe the scope of this Agreement or the intent of any provision hereof.

If the foregoing correctly sets forth the understanding between the Placement Agents and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,
KORTH DIRECT MORTGAGE LLC
By:	/s/ James W. Korth
Name:	James W. Korth
Title:	Chief Executive Officer
Date:	October 4, 2017

J.W. KORTH & COMPANY LIMITED PARTNERSHIP
By:	/s/ James W. Korth
James W. Korth
Managing Partner
Date:_October 4, 2017

EXHIBIT A

FORM OF OFFICERS CERTIFICATION

For the Closing of Mortgage Secured Notes and as of the date below, I hereby certify to the best of my knowledge that all representations and warranties and specifically those cited in Section 2 (a through v) and 9 (a) (i through-xii) of the Placement Agreement between Korth Direct Mortgage LLC and J. W. Korth & Company LLC are true and correct.

By:	/s/ Holly C. MacDonald-Korth

Title:	Chief Financial Officer, Korth Direct Mortgage, LLC

Date:	October 4, 2017